UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

RxSight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40690	94-3268801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Columbia
Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 521-7830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RXST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2026 (the “Effective Date”), we entered into a License, Collaboration and Development Agreement (the “RxSight-Alcon Collaboration Agreement”) with Alcon Pharmaceuticals, Ltd (“Alcon”), pursuant to which we will collaborate with Alcon to develop and commercialize light-adjustable versions of certain Alcon simultaneous vision intraocular lenses (“SVIOLs”) by incorporating RxSight Light Adjustable Technology™ (the “Collaboration Products”). We granted Alcon a non-exclusive, worldwide, royalty-bearing license under our patents, know-how and trademarks that relate to the LAL technology or are otherwise necessary or reasonably useful to exploit the Collaboration Products for Alcon to commercialize the Collaboration Product: and, if applicable, to develop and manufacture the Collaboration Products. Alcon granted us a non-exclusive, worldwide, fully paid-up, royalty-free license under patents and know-how controlled by Alcon that relate to Alcon’s existing SVIOLs or are otherwise necessary or reasonably useful to develop and manufacture the Collaboration Products, for us to develop and manufacture, and upon the occurrence of certain triggering events, to conduct co-promotion activities for, the Collaboration Products. During the development phase of the Collaboration Products, we are obligated to prioritize collaboration and development contemplated by the RxSight-Alcon Collaboration Agreement and restricted from developing, manufacturing or commercializing certain defined types of hybrid material SVIOLs that may compete with the Collaboration Products. After such phase, if we decide, at our discretion, to develop or manufacture certain defined types of hybrid material SVIOLs that may compete with the Collaboration Products, we will be subject to an adjustment to certain amounts paid, and that may become paid, by Alcon to us in the form of reduction in royalty payments by 60% or more, suspension of Alcon’s minimum royalty obligations upon commercialization of such SVIOLs, and, under certain circumstances, a reimbursement of a portion of the upfront and milestone payments of between low double digit to high double digit percentages depending on the timing of our commercial release of such SVIOLs.

The parties will use commercially reasonable efforts to develop Collaboration Products in accordance with a development plan for each Collaboration Product. We will seek regulatory approval in the U.S. and will retain ownership of such approvals if obtained. Upon regulatory approval of each Collaboration Product and payment by Alcon of the Approval Milestone Payment (defined below), Alcon will use commercially reasonable efforts to launch such Collaboration Product in the U.S. within one year and will be responsible for commercialization except for our right to co-promote upon the occurrence of certain triggering events. We will manufacture and exclusively supply the Collaboration Products to Alcon pursuant to the terms of a supply and manufacturing agreement entered into concurrently with the RxSight-Alcon Collaboration Agreement. We will be responsible for installing and servicing Light Delivery Device (“LDD”) in the U.S. in support of the Collaboration Products.

Under the RxSight-Alcon Collaboration Agreement, Alcon will pay us a $60 million upfront cash payment. Upon the completion of feasibility activities and achievement of specified technical criteria for the first Collaboration Product, Alcon has the right, at its option, to make a one-time $70 million milestone payment (the “Feasibility Milestone Payment”) to continue the RxSight-Alcon Collaboration Agreement. If the RxSight-Alcon Collaboration Agreement continues, we will be obligated to conduct further development and regulatory activities to obtain regulatory approval of the first Collaboration Product in the US, and Alcon is obligated to make a milestone payment of $30 million upon first submission to FDA for regulatory approval of the first Collaboration Product. Upon regulatory approval of the first Collaboration Product, Alcon has the right, at its option, to make an additional one-time $40 million milestone payment (the “Approval Milestone Payment”) to continue the RxSight-Alcon Collaboration Agreement. In addition, on a Collaboration Product-by-Collaboration Product and country-by-country basis, Alcon will pay us royalties of 30% on net sales of all Collaboration Products, subject to certain pre-payment provisions, minimum royalty payments, and customary royalty adjustments. Alcon’s obligation to pay royalties will continue until the termination or expiration of the RxSight-Alcon Collaboration Agreement.

The RxSight-Alcon Collaboration Agreement can be terminated by mutual agreement of the parties; provided that during the first year of the term, under certain circumstances, if a party proposes such mutual termination and do not resolve the terms of termination within specified periods, they will agree, subject to certain exceptions, to mutually terminate the RxSight-Alcon Collaboration Agreement; provided further that if such mutual termination occurs during the first 120 days following the effective date, we will forfeit a majority or all of the upfront payment. Unless terminated earlier, the RxSight-Alcon Collaboration Agreement will continue until the tenth anniversary of regulatory approval for the first Collaboration Product, subject to automatic renewal for additional five-year renewal terms unless (a) Alcon elects to not renew for any reason or (b) we elect not to renew because of Alcon’s failure to meet certain sales volumes during a specified preceding period. The RxSight-Alcon Collaboration Agreement will terminate if Alcon elects to not pay the Feasibility Milestone Payment or the Approval Milestone Payment, but in either case, under certain conditions, we are entitled to certain reversionary rights with respect to the Collaboration Products. Either party may terminate the RxSight-Alcon Collaboration Agreement for material safety reasons, the other party’s insolvency or violation of applicable law, or material breach that remains uncured after a notice period.

The RxSight-Alcon Collaboration Agreement contains customary representations, warranties, covenants, and terms governing the prosecution and enforcement of intellectual property.

The foregoing description of the terms of the RxSight-Alcon Collaboration Agreement is not complete and is qualified in its entirety by reference to the full text of the RxSight-Alcon Collaboration Agreement, a copy of which we intend to file as an exhibit to a subsequent periodic report.

Item 7.01 Regulation FD Information.

On July 6, 2026, RxSight issued a press release announcing the RxSight-Alcon Collaboration Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished in this Item 7.01 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this report that are not purely historical are forward-looking statements, including, without limitation, statements regarding: potential payments that may be received by us in connection with the collaboration, including potential milestone payments and royalties; and RxSight’s and Alcon’s respective rights and obligations under the RxSight-Alcon Collaboration Agreement. The forward-looking statements contained herein are based upon our current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including, without limitation, uncertainty as to whether the anticipated benefits and opportunities of the proposed collaboration may be realized or make take longer to realize or may cost more than expected; risks of unexpected hurdles, costs or delays; challenges in technology transfer and manufacturing; challenges inherent in new product candidate development, including obtaining regulatory approvals; challenges associated with collaborating with third parties, including intellectual property, operational, financial and other risks; uncertainty of commercial success for new products; the ability of RxSight and Alcon to successfully execute their respective strategic plans; and other risks that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the Securities and Exchange Commission (SEC) on May 6, 2026, and other documents that RxSight files from time to time with the SEC. These forward-looking statements are made as of the date of this report, and RxSight assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is provided as part of this report:

Exhibit number	Description
99.1	Press release dated July 6, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RxSight, Inc.

Date:	July 6, 2026	By:	/s/ Mark Wilterding
Name: Mark Wilterding Title: Chief Financial Officer